Exhibit 2.7
May 22, 2020

STRICTLY CONFIDENTIAL

E. & J. Gallo Winery
600 Yosemite Blvd.
Modesto, CA 95354
Attention: Doug Vilas

Dear Doug:

As you know, Constellation Brands, Inc., a Delaware corporation (“CBI”), and E. & J. Gallo Winery, a California corporation (“Gallo” and, together with CBI, the “Parties”), are parties to that certain binding letter agreement (the “Signing Letter”) dated December 11, 2019, pursuant to which the Parties agreed, subject to the terms and conditions set forth therein, to execute an Asset Purchase Agreement, including the Seller Disclosure Schedules and Other Schedules thereto, in the form attached thereto. The Parties hereby mutually agree that the Signing Letter is hereby deemed to be amended to provide that, notwithstanding anything to the contrary therein, the Parties shall instead execute the Asset Purchase Agreement with (i) such additions, deletions and other modifications to the Seller Disclosure Schedules and Other Schedules thereto and (ii) such modifications to (a) the definitions of “Closing Book Value of the Product Inventory” and “Target Closing Book Value of the Product Inventory,” and (b) Annex A to the Form of Supply Agreement attached as Exhibit G to the Asset Purchase Agreement, in each case, as may be mutually agreed by the Parties acting in good faith, as promptly as practicable, but in no event later than fifteen (15) Business Days, after the execution by CBI and Gallo of that certain Second Amended and Restated Asset Purchase Agreement by and between CBI and Gallo (as amended from time to time), which amends and restates the Amended and Restated Asset Purchase Agreement referred to in the Signing Letter.
Unless specifically altered by this amendment, the Signing Letter remains unchanged and shall continue in full force and effect. No reference to this amendment need be made in any instrument or document making reference to the Signing Letter, and any reference to the Signing Letter in any such instrument or document shall be deemed a reference to the Signing Letter as amended hereby.
[Signature Page Follows]

If Gallo is in agreement with the foregoing, please so indicate by signing and returning one copy of this amendment, whereupon this amendment shall constitute a legally binding agreement between Gallo and CBI with respect to the subject matter hereof.

Very truly yours,

CONSTELLATION BRANDS, INC.

By: /s/ Blair Veenema
Name: Blair Veenema
Title:Vice President, Corporate Development

CONFIRMED AND AGREED TO:

E. & J. GALLO WINERY

By: /s/ Doug Vilas
Name : Doug Vilas
Title: Chief Executive Officer
Date: May 22, 2020

[Signature Page to Amendment to Letter Agreement Regarding Execution of Nobilo Purchase Agreement]